Exhibit 10.13

Tencent Advertising Placement Contract for 2017

Party A: OptAim (Beijing) Information Technology Co., Ltd.	Party B: Beijing Tencent Culture Media Co., Ltd.

Contact person: Jin Meng	Contact person: Zhang Xiaoqi

Tel: ***	Tel: ***

Email: ***	Email: ***

Address: Room 9A, Unit 2, Building 3, No. A48, Zhichun Road, Haidian District, Beijing	Address: Tencent Building, Central First Road, High-tech Park, Nanshan District, Shenzhen

Account-opening bank: ***	Account-opening bank: ***

Bank account: ***	Bank account: ***

Party A is an entity duly registered and legally operated, who desires to be admitted as a service provider of Tencent social advertising platform operated by Party B according to law, and promote Tencent Social Advertising Services to the advertisers introduced by Party A. Party B agrees to accept Party A’s application. Both parties enter into the following agreement upon negotiation.

1.	Definitions

Unless this agreement expressly provides otherwise, the terms and phrases below shall have the following meanings:

1.1	“Tencent Social Advertising Platforms” means the performance advertising platforms developed independently and operated by Party B or Party B’s affiliates (including the Guangdiantong System, and the advertising service system of WeChat public platform, collectively as “Tencent Platforms”) which may provide such Tencent Social Advertising Services as purchase of traffic, marketing and promotion, cost statistics, data query, and materials management. The client may display its advertising materials on various media according to the rules of Tencent Platforms through the Guangdiantong System, Tencent Alliance Advertising, WeChat Moments Advertising, WeChat Official Accounts and other channels. The services provided by Party B through Tencent Platforms are collectively referred to as “Tencent Social Advertising Services”.

1.2	“Service Providers” means the legal persons or other economic organizations who, upon examination and approval by Party B, have the right to promote Tencent Social Advertising Services to Advertisers. The service providers shall register accounts (the “Service Provider’s Accounts”) at Tencent Platforms corresponding to the specific type of Tencent Social Advertising Services selected by them.

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1.3	“Advertisers” means the entities who advertise and promote products or services to users through Tencent Social Advertising Platforms.

1.4	“Service Provider’s Advertisers” means the Advertises introduced by the Service Providers who need to use the Tencent Social Advertising Services.

1.5	“Traffic Providers” means the operators of the websites, games, applications, software and other media (such as QQ, WeChat and other third party applications) providing relevant pages and spaces for displaying advertising materials and relevant advertising service providers (such as the operators of advertisement trading platforms), including but not limited to Party B’s affiliates and partners.

1.6	“Media” means the websites, games and applications etc. which are operated by the Traffic Providers and provide display pages and spaces for advertising materials, including but not limited to QQ.com, QQ, QQ zone, WeChat and other products operated by Party B or Party B’s affiliates, as well as other websites, games, applications and other products operated by Party B’s partners.

1.7	“Advertising Materials” means the information and content designed or produced by or on behalf of the Service Provider’s Advertisers to display any self-owned brands or any products or services they produce or sell, including but not limited to graphics, texts, videos, flashes etc. Advertising Materials include landing pages.

1.8	“Showing Pages” means the carrier directed to by the Advertising Materials, i.e., the pages jumped or redirected to after the user clicks any Advertising Materials.

1.9	“Promoted Objects” means the products or services etc. directly or indirectly promoted by the Advertising Materials, including but not limited to the QQ account number., QQ group, WeChat Official Account, website and material object, and the QQ account number., QQ group, WeChat Official Account, website and material object redirected to by the Landing Pages.

1.10	“Advertising Expenses” means the expenses incurred from the use of Tencent Social Advertising Services, the settlement of which may be carried out by (but not limited to) CPC and CPM, subject to the Rules of Tencent Platforms.

1.11	“Rules of Tencent Platforms” means relevant rules to be complied with by Party A and Service Provider’s Advertisers, including but not limited to the rules relating to admission, advertising examination, violations and penalties, management on procedural transaction, policies on return of goods / rebate, and management of Service Providers, and relevant agreements, rules and norms which may be published in future and are relating to Tencent social advertising. Relevant rules may be embodied in website announcements, written documents, notices, FAQ or other forms, with which Party A and the Service Provider’s Advertisers must comply.

1.12	“Rules for Management of Service Providers” means the agreements and rules on regulation of the services, market promotion, use of services, and other related activities of the Service Providers, as well as other agreements, rules and norms that may be published in future and are relating to the Service Providers. Relevant rules may be embodied in written documents, notices, FAQ and other forms, with which the Service Providers shall comply.

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1.13	“Laws and Regulations” means relevant laws, regulations, department rules and industrial norms etc. of the People’s Republic of China (including Hong Kong, Macau and Taiwan), the jurisdiction where the clients locate, and the countries and regions where the Advertising Materials are actually placed.

2.	Rules for Service Providers

2.1	Party A warrants that it is an entity duly established and legally operated, it has obtained necessary qualification of business, and it has the right and capacity to enter into and perform this agreement. Party A shall comply with the Rules of Tencent Platforms, and undertakes to use funds of lawful source to pay the Advertising Expenses. Party A shall provide relevant certificates affixed with common seal or signed according to the Rules of Tencent Platforms, and warrants that such certificates are true, lawful and valid. Party B has the right to examine the documents provided by Party A, including but not limited to the following:

(1)	Business license and other identification certificates, as well as other certificates relating to qualifications of production and operation;

(2)	The complete, lawful and valid contact information of Party A, such as email, telephone number and address;

(3)	Other necessary certificates, including but not limited to the inspection certificate of product quality, the power of attorney, and the advertising examination form.

(4)	The above documents of the Service Provider’s Advertisers.

If any of the above information changes, Party A shall give written notice to Party B or revise according to the Rules of Tencent Platforms within 3 working days after the change.

2.2	The Rules of Tencent Platforms are subject to adjustments or amendments according to the operational arrangement or the requirements of laws and regulations, including but not limited to formulation and adjustment of the type of admitted entities (such as natural persons, and legal persons) according to the operational policies of the Traffic Providers, the design standards for Advertising Materials, the examination rules for Advertising Materials, the type of industrial admission, the scope of qualification examination, the policies on return of goods / rebate, and the management of Service Providers, as well as the charge or waiver of certain amount or percentage of deposit against any specific industry.

(1)	Party B may notify Party A of the Rules of Tencent Platforms by itself or through Tencent Platforms by one or several means of SMS, email, self-help system, private messages within a website, and website announcement. Party A shall promptly view relevant content.

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(2)	The Rules of Tencent Platforms adjusted or amended shall become effective on the date notified by the notice, and Party A shall comply with such adjusted or amended rules. The adjustment may cause changes to any admission standards or promotion standards, and Party A may not request Party B to provide services according to the old standards.

(3)	If Party A does not agree to the above adjustment or amendment, it shall immediately stop using Tencent Social Advertising Services and give Party B written notice to terminate this agreement. If Party A continues to use Tencent Social Advertising Services, it will be deemed that Party A approves and accepts relevant Rules of Tencent Platforms.

2.3	Party A will be solely responsible to examine whether the qualifications, Advertising Materials and Promoted Objects etc. submitted by the Service Provider’s Advertisers meet the requirements of relevant laws and regulations and this agreement, and shall ensure that the Service Provider’s Advertisers have the right to place relevant advertisement.

The Service Provider’s Advertisers are willing to use Tencent Social Advertising Services, and shall comply with the Rules of Tencent Platform. Party B will not make any commitment on the page views or sales volume of Party A and the Service Provider’s Advertisers after use of Tencent Social Advertising Services.

2.4	The Service Provider’s Advertiser may manage its account of Tencent Platforms by itself, or entrust any third party (including but not limited to the Service Providers / agents of Tencent Social Advertising Platforms) to manage its account. If the Service Provider’s Advertiser entrusts Party A to manage its account, Party A shall evaluate and establish the entrustment relationship with the Service Provider’s Advertiser by itself. Part of Tencent Platforms may provide connection channels for Party A and the Service Provider’s Advertiser. Party A shall establish, manage, and terminate its relationship with the Service Provider’s Advertise according to the Rules of Tencent Platforms. Any dispute arising from the agreement between Party A and any Service Provider’s Advertiser shall be resolved by Party A and the Advertiser through negotiation, and is irrelevant to Party B.

2.5	Party A shall comply with the provisions of relevant laws and regulations, and ensure the Advertising Materials and Promoted Objects of the Service Provider’s Advertiser comply with the Rules of Tencent Platforms and relevant laws and regulations, and ensure no act below or facilitation for any act below may be made:

(1)	Objecting to the fundamental principles defined by the Constitution;

(2)	Endangering the national security, disclosing the national secrets, subverting the state power and destructing the national unity;

(3)	Damaging the national honor and interest;

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(4)	Inciting national hatred and ethnic discrimination, and undermining ethnic unity;

(5)	Undermining national religious policies, and promoting cults and feudal superstitions;

(6)	Spreading rumors, disrupting social order, and undermining social stability;

(7)	Spreading obscenity, pornography, gambling, violence, murder, terror, harassment, vulgar information or inciting crimes;

(8)	Insulting or defaming others, or infringing other’s legitimate rights and interests;

(9)	Infringing other’s intellectual properties, business secrets or other legal rights;

(10)	Making up facts or concealing truth to mislead or deceive others;

(11)	Implementing gambling, gambling games, “PW”, “plug-in” or other illegal internet activities;

(12)	Conducting other activities violating public order and good moral, or laws or regulations.

2.6	Party B has the right to send advertisement of any promotions relating to Tencent Social Advertising Services or this agreement by one or several means of email, system announcement or private message within a website.

3.	Party A’s Rights and Obligations

3.1	Party A shall promote Tencent Social Advertising Services legally and reasonably:

(1)	Party A shall designate a person or several persons specifically responsible for the promotion of Tencent Social Advertising Services according to the principles of good faith and mutual benefit, explore market by means of marketing events, advertising and promotion or other various positive and active means, and protect the corporate image and brand image of Party B.

(2)	Party A shall develop the Advertisers in the capacity of the authorized Service Provider of Tencent Social Advertising, and may not develop any Advertisers directly or indirectly in the name of Party B or Party B’s affiliates, or mislead the Advertisers to believe that Party A contact them on behalf of Party B or Party B’s affiliates.

(3)	Party A may not solicit Advertisers in any improper ways, including but not limited to directly copying or counterfeiting the official website of Tencent Social Advertising and thus misleading any third party to believe that the website operated by Party A is the official website of Tencent Social Advertising, or causing any confusion to any third party regarding Party A’s website or system and the official website or system of Tencent Social Advertising.

(4)	Party A will attract Advertisers by quality services, and may not conduct unfair market competition by low price, return of goods or other improper means.

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3.2	Party A has the right to select the specific type of Tencent Social Advertising Services based on its needs, register the account of Service Provider corresponding to such type, and comply with the service rules and agreements for any specific product or service. Party A shall establish, manage and terminate its service relationship with any Advertiser according to the Rules of Tencent Platforms.

(1)	Party A shall carefully maintain the account and password of the Service Provider’s account, and may authorize any third party to operate its account according to the Rules of Tencent Platforms, provided that it shall be always responsible for all acts and consequences under its account and take all relevant liabilities.

(2)	The rules for management of Service Provider’s account and the Service Provider’s Advertisers may vary depending on the Tencent Social Advertising Services (such as Guangdiantong System, and the advertising service system of WeChat public platform). Party A shall establish connection at Tencent Platforms based on the service type and the Service Provider’s Advertiser it selects, to ensure that it will have full authority to assist its Advertiser to use Tencent Social Advertising Platform, and to procure its Advertiser to comply with the corresponding Rules of Tencent Platforms.

(3)	Party A will solely negotiate with its Advertisers on such matters as charge of fees, promotion and placement, issuance of invoice, refund of charges, and use of Tencent Social Advertising, and enter into and perform relevant agreement with its Advertisers in its own name. However, without the written consent of Party B, Party A may not make any provisions or undertakings regarding Party B in whatever forms.

(4)	Any dispute arising from any agreement between Party A and its Advertiser shall be resolved by them through negotiation, and is irrelevant to Party B.

3.3	Party A warrants that its Advertiser’s Advertising Materials and Promoted Objects are true, lawful and valid, and will ensure that such materials and objects conform to the Advertising Law of the People’s Republic of China, other relevant laws and regulations, and the Rules of Tencent Platforms and will not infringe other’s legitimate rights and interests, including but not limited to:

(1)	The Advertiser has the capacity to operate the products and services it provides, and to publish advertising therefor.

(2)	The Advertising Materials are free of any potential safety hazards, including but not limited to any phishing site, virus, Trojan or other malicious program.

(3)	Where any Advertising Materials use other’s name, image (including cartoon image), logo, work or other right or interest, or allege any cooperation relationship with others, the consent of the right holder must be obtained in advance.

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(4)	The brand, performance, quality, price and promise involved in the Advertising Materials should be clear, obvious and conforming to the facts, including but not limited to that the promise of gift or prize (such as game currency, virtual object, material object, discount) should be conforming to the fact, and free of any false prize, premium sale, gift or other similar content.

(5)	The Showing Pages or Promoted Objects directed to by the Advertising Materials should be legally established and have lawful capacity of operation, and hold legal rights in website or other Promoted Objects, and have the right to promote and use them.

(6)	The Promoted Objects must not contain any illegal content, or any malicious program which steals account No. or password or contains Trojan or virus, and endangers the internet security, including but not limited to that the website/application or WeChat Official Account promoted may not promote or sell counterfeit and shoddy products, conduct illegal operation, spread infringing or pornographic information, or promote any application / software or other product that contains unclear charge items or charge tips, malicious charge, secret charge program or other circumstance damaging the user’s right or interest.

(7)	Other circumstances provided by laws, regulations or the Rules of Tencent Platforms.

3.4	The content of the Showing Pages should be connected closely to the Advertising Materials. Moreover, the actual displayed content of the Landing Pages should be consistent with that submitted at the time of examination, including but not limited to:

(1)	The Landing Pages should be safe and stable, and capable of normal opening and viewing.

(2)	The content displayed on the Landing Pages may not be changed materially during the period of placement, such as the ordinary product originally promoted being changed into any product requiring special qualification for operation. Such change, if any, shall be notified to Party B in advance and re-submitted for examination.

(3)	No directed jump may be set in any Advertising Materials, such as jump based on location, time or IP, so that the Landing Pages are not consistent with the linkage at the time of examining the Advertising Materials.

(4)	No act may be conducted in violation of laws, regulations or this agreement through setting malicious code or virus in the Landing Pages.

(5)	Other circumstances where any laws, regulations or the Rules of Tencent Platforms are violated.

3.5	Party A warrants that the Advertising Materials and the Promoted Objects do not contain any acts endangering internet security or infringing other’s right or interest, including but not limited to the following:

(1)	Any act that changes or attempts to change the configuration of the Tencent Platforms service system or breaches the security of system;

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(2)	Any act that breaches or attempts to breach the network security, including but not limited to malicious scanning, hacking the system, or illegal access to data of any website or serve by means of virus, Trojan, malicious code or phishing;

(3)	Undermining or disrupting operation of Tencent Platforms or hindering other’s use of Tencent Platforms by technical or other means, or making or spreading methods for the above purposes;

(4)	Counterfeiting or using counterfeit products of Tencent Platforms (including but not limited to counterfeiting the form of Tencent Social Advertising), and leading users to misunderstanding or confusion;

(5)	Other acts that endanger network security or infringe other’s right or interest.

3.6	If any dispute or controversy arises from Advertising Materials or Promoted Objects, Party B shall be solely responsible to resolve such dispute or controversy and assume all liabilities, including but not limited to negotiation with any third party in its own name, responding to any litigation, or acceptance of investigation by any competent authority, and assumption of all costs and compensation of all losses.

If Party A or its Advertisers breach this agreement or the Rules of Tencent Platforms, and cause any loss to Party B, the Traffic Provider or other entities (including but not limited to any expenses paid for dealing with user’s complaint, user’s claim, right holder’s claim or administrative penalty), Party A shall compensate. If any breach or violation is caused by the Service Provider’s Advertisers, Party A may not refuse to assume any obligation hereunder for the Advertising Materials are provided by its Advertisers. Party A shall negotiate with its Advertiser to resolve any loss incurred by it from the Advertiser’s violation of the Rules of Tencent Platforms.

4.	Party B’s Rights and Obligations

4.1	Party B shall provide the technical support or information and explanation relating to Tencent Social Advertising Service, and be responsible for the operation and maintenance of Tencent Platforms System. To improve Tencent Social Advertising Services, Party B and its affiliates have the right to constantly adjust Tencent Platforms and its specific services. Any adjustment of Tencent Platforms and the name, function, or domain name of its specific services shall not affect the validity of this agreement.

Party B has the right to adjust or terminate its services in whole or in part based on its arrangement of operation, including but not limited to stopping providing any specific service, upgrade of any specific service, adjustment of the function of any specific service, or integrate certain services. However, Party B shall notify Party A at least 30 natural days before such adjustment or termination.

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4.2	Party B has the right to examine the qualification materials and Advertising Materials of Party A and its Advertisers, and decide whether to permit placement of any Advertising Materials according to the Rules of Tencent Platforms. The examination is only a formal one, and does not represent that Party B has the duty to confirm or warrant the truth and legality of the Advertising Materials. In addition, Party B’s examination will not relieve the warranty liability of Party A and its Advertisers on the truth or legality of operation qualification and Advertising Materials, and all liabilities and consequences arising therefrom shall be assumed by Party A independently.

4.3	Where the Advertising Materials or the Promoted Objects are investigated by any competent authority or complained by any third party (including but not limited to users and right holders), or there is any circumstance where Party A or its Advertiser may violate laws, regulations or this agreement (including but not limited to overdue payment), Party B has the right to determine whether Party A breaches laws, regulations or this agreement in its sole and independent judgment as an ordinary person. If Party B determines upon its judgment that Party A does breach, Party B has the right to take one or several of the following measures against Party A:

(1)	Stopping the placement of the Advertising Materials suspected of violation of laws;

(2)	Requesting Party A or its breaching Advertiser to revise the Advertising Materials until they meet relevant provisions, or to correct the breach;

(3)	Making all Advertising Materials submitted by Party A or the breaching Advertiser offline, such as rejection of account;

(4)	Restricting Party A or its breaching Advertiser from using Tencent Social Advertising Services, such as suspense of examination;

(5)	Imposing penalty on Party A, deducting Party A’s deposit, or withholding the balance of Service Provider’s Account of Party A or the breaching Advertiser’s account, and using such proceeds to compensate user’s loss or pay reasonable expense, including but not limited to compensating losses of Party B or the Traffic Provider (such as administrative penalty, right holder’s claim, user’s damages) incurred from any breach of Party A or its breaching Advertiser;

(6)	Suspending or terminating the preferential measures such as return of goods / rebate (whether accrued or not) and recovering the return of goods / rebate already made, and relevant expenses may be directly deducted from Service Provider’s Account of Party A (If the returned goods have been consumed, Party B has the right to directly deduct the cash amount equivalent to the value of such goods from Service Provider’s Account of Party A);

(7)	Withholding all the balances of Service Provider’s Account of Party A or the breaching Advertiser’s account as liquidated damages, without refund (Party A shall compensate additionally if the balances are insufficient to cover Party B’s loss);

(8)	Terminating the account and this agreement, requesting Party A to assume the liability for breach of agreement, and meanwhile prohibiting Party A from using Tencent’s Platforms again.

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When Party B takes any measures (including but not limited to suspense of service, deduction of expenses, or termination of agreement) according to this agreement, it will not be deemed in breach of this agreement. Any dispute or liability arising from taking measures by Party B against Party A or its Advertisers shall be borne by Party A solely. Party A shall be liable for any loss it suffers therefrom (including but not limited to clearing of any data, forfeit of any prepayment balance as liquidated damages to Party B), and shall be fully responsible for any loss Party B or others suffer therefrom.

4.4	If Party A or its Advertiser is investigated by any competent authority or complained by any third party, and Party A fails to resolve the dispute properly within 3 natural days, Party B has the right to advance the payment in its sole discretion to handle the dispute and compensation of loss and protect the legitimate right or interest of the complainer, in addition to taking other measures according to this agreement. Relevant payment may be deducted by Party B directly from Service Provider’s Account of Party A or the breaching Advertiser’s account, or recovered otherwise from Party A.

4.5	If Party A or its Advertiser is investigated by any competent authority or complained by any third party, or if Party A or its Advertiser complains any third party, Party B has the right to provide the competent authority or relevant parties with the name of entities and contact information of the parties to the dispute, relevant content of the complaint, and other necessary information (including but not limited to name, telephone number, certificates etc.) to promptly resolve the dispute and complaint and protect the legitimate right or interest of the parties.

4.6	Party B has the right to temporarily freeze any account not operated for certain period to protect the security of the Tencent Platform accounts of the clients (including Service Providers and direct Advertisers). If Party A needs to resume any frozen account, it needs to re-activate the account.

4.7	Party B may transfer its rights or obligations hereunder to its affiliates in whole or in part based on its business needs, provided that it must give 30-working-day written notice to Party A.

5.	Expenses and Invoices

5.1	Recharge of Advertising Expenses

A mode of prepayment is applied for Tencent Social Advertising Services. Party A is required to ensure that its Service Provider’s Account and its Advertiser’s account have sufficient balances, and to recharge promptly. Otherwise, the placement of advertisement may be affected.

5.2	Calculation of Advertising Expenses

(1)	The Advertising Expenses are calculated in RMB. Tencent Platforms will provide various calculation methods such as CPC and CPM, subject to the Rules of Tencent Platforms.

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(2)	The placement times, click times, exposure times and other data of the Advertising Materials, as well as the bundling time, unbundling time and the consumption data during the bundling period shall be subject to the background statistics of Party B.

5.3	Invoice

(1)	After receiving payment from Party A, Party B will issue invoice to Party A at the latter’s request. The invoice amount should be the total cash amount paid by Party A to Party B.

(2)	Party B will issue the invoice in the next month after Party A’s application is examined and approved. It will be deemed that Party B has performed its obligation of issuing invoice that relevant invoice is sent to the correspondence address filled in by Party A.

(3)	Party B will only issue invoice to Party A, rather than to Party A’s Advertiser or any other third party. Party A will recharge the account of its Advertiser and issue invoice to its Advertiser according to its agreement with the Advertiser.

5.4	Refund

If there is any cash balance in Service Provider’s Account of Party A, Party A may apply for refund of such balance, provided that it will meet the following conditions:

(1)	Party A has filled in relevant application, and return the invoice to Party B within the month during which the invoice is issued, and Party A does not conduct tax certification on the invoice;

(2)	Party A has no outstanding issues, including but not limited to penalty on violations, compensation for breach of agreement, or complaint dispute;

(3)	The non-cash balance in the service provider’s account (including but not limited to the virtual money, return of goods or credit granted free of charge) is non-refundable;

(4)	Certain media may set limit on refund period, and Party A should notice such media’s refund rules when using such media. For example, no refund is permissible for any purchase order the recharge of which was made 10 months before in case of the advertising service provided at WeChat Public Platform. Here is an illustration: if the user of WeChat advertising recharged RMB 10,000 on January 1, 2014, it must apply for refund no later than October 31, 2014;

(5)	Party B will re-issue the invoice based on the actual consumption amount of Party A and refund the cash balance in the next month after it receives the complete and valid invoice returned from Party A;

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(6)	Party A shall carefully keep the invoice. Party A understands and agrees that if it is unable to return the invoice issued by Party B (including but not limited to the following circumstances: Party A has conducted tax certification on the invoice, or the invoice is not returned within the month during which the invoice is issued), Party A is required to provide the materials necessary for issuance of red-letter invoice, such as filling in and uploading the Form for Issuance of Red-letter Special VAT Invoice, to apply for refund. If Party A is unable to return the invoice issued by Party B and provide Party B with the materials necessary for issuance of red-letter invoice, Party A will not refund, and Party A will assume the consequence.

(7)	Party A is not required to provide relevant information of issuance invoice for any refund with respect of which Party B has not issued invoice, or has issued but not sent the invoice to Party A.

6.	Policies on Return of Goods / Rebate

6.1	Party B may develop or adjust in its sole discretion its policies on return of goods / rebate (including but not limited to the calculation, distribution or penalty and forfeit rules of return of goods / rebates) based on its needs of business development. The development or adjustment shall be subject to the latest notice of Party B. The new policies on return of goods / rebate, once notified to Party A, shall be binding upon Party A, and Party A shall follow the new policies.

6.2	The return of goods of Tencent Social Advertising Services will be distributed to the service provider account in the form of virtual money, and the rebate will be paid to the bank account of Party A in the preamble of this agreement (if Party A needs to change the bank account, it must give 10-working-day written notice to Party B or change according to the Rules of Tencent Platforms). Party A must issue qualified special VAT invoice with an amount equivalent to the rebate amount to Party B at least 30 working days in advance based on the rebate amount.

6.3	If Party A delays in payment or otherwise breaches this agreement, Party B has the right to suspend or terminate implementation of the policies on return of goods / rebate, or impose penalties according to such policies. In serious case, Party B has the right to recover the distributed goods / rebate (if the returned goods have been consumed, Party B has the right to deduct directly from Party A’s service provide account the equivalent amount).

7.	Confidentiality

7.1	Party A and Party B have provided or disclosed or will provide or disclose certain confidential information for purpose of this agreement. “Confidential Information” means the non-public information (including but not limited to the handling plan on user’s complaints or violations, or litigations), information, data, and materials held by either party with respect to its business, operation, technology and rights. The party disclosing Confidential Information is referred to as “Disclosing Party”, and the party receiving Confidential Information is referred to as “Receiving Party”.

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7.2	Unless this agreement provides otherwise, the Receiving Party may not use or disclose to any third party any Confidential Information of the Disclosing Party for its own business purpose or for other purpose. Both parties shall procure their employees to perform the above obligation.

7.3	The confidentiality obligation is not applicable to the following:

(1)	Any information disclosed by either party to its affiliates or professional consultant for purpose of this agreement;

(2)	Any information which is developed independently by either party or obtained from any third party who has the right to disclose, or becomes known to the public not through violation of this agreement;

(3)	Any information required to disclose by laws, regulations or any binding decisions, orders or decrees made by any competent court, regulator or other government department;

(4)	Any information disclosed during any other regulatory or governmental procedure.

7.4	The confidentiality obligation shall survive the rescission, termination or avoidance of this agreement.

8.	Force Majeure and Exemption of Liability

8.1	The party who is unable to perform this agreement in whole or in part for any force majeure event will not be liable for breach of agreement. However, the party affected by force majeure event shall immediately notify the other party in writing of the vent, and present valid evidence within 5 working days. Both parties will negotiate to decide whether to continue performance of or terminate this agreement according to the effect of such event on performance of this agreement.

8.2	In consideration of the special nature of internet, the exemptions of Party B include but are not limited to the following circumstances that affect normal operation of Tencent Platforms:

(1)	Hacker’s attack, or invasion or explosion of computer virus;

(2)	The computer system has been damaged, paralyzed or cannot be used normally, which causes Party B unable to perform this agreement as agreed;

(3)	The failure or adjustment of underlying operator or competent authority causes any effect;

(4)	Any temporary closure or adjustment of service caused by governmental control;

(5)	Any influence of the promulgation, adjustment or modification of the national laws, regulations or policies;

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(6)	Any influence caused by Party A or its Advertiser’s reason (including but not limited to operational error or system failure);

(7)	Other reasons caused not through Party B’s fault.

9.	Termination of Agreement

9.1	This agreement will automatically terminate when any of the following circumstances occurs:

(1)	Both parties agree to terminate upon negotiation;

(2)	Either party is deregistered, bankrupt or dissolved;

(3)	The service term expires and both parties do not renew, or either party terminates this agreement according to its terms;

(4)	This agreement is unable or not necessary to perform due to any force majeure event;

(5)	Either party breaches this agreement and results termination of this agreement.

9.2	When this agreement terminates, Party A shall immediately stop using Party B’s brand and logo in any way, and no longer operate business in the capacity of Tencent Social Advertising Service Provider.

9.3	Regardless of the reason based on which this agreement is terminated or rescinded, Party B has the right to continue to provide services to the Service Provider’s Advertisers, if applicable, by other means including but not limited to Party B’s direct management or re-designation of Service Providers for the Advertisers.

9.4	The early termination of this agreement will not affect any rights or obligations accrued hereunder before the termination.

10.	Applicable Law and Dispute Resolution

10.1	This agreement is entered into in Nanshan District, Shenzhen City, Guangdong Province, the People’s Republic of China.

10.2	The execution, performance, modification, termination, rescission and other matters of this agreement shall be governed by the laws of the People’s Republic of China (for purpose hereof, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan), without regard to its principles of conflict of laws.

10.3	If any dispute or controversy arises between the parties, they shall resolve such dispute or controversy first through friendly negotiation. If negotiation fails, both parties agree to submit the dispute or controversy to the competent people’s court at the execution place of this agreement.

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11.	Miscellaneous Provisions

11.1	This agreement is composed of the body of this agreement, and various Rules of Tencent Platforms which are published or to be published with respect to Tencent Platforms. The above rules are an integral part of this agreement, and have equal legal force as the body hereof. Party A shall comply with the above rules when using the services of Tencent Platforms.

11.2	The cooperation term of both parties starts from January 1, 2016, and ends on December 31, 2016. If neither party requests in writing for not renewing this agreement, the cooperation term will be renewed automatically for 1 year. The times of renewal are not limited.

Either party may give 30-natural-day written notice to the other party to terminate this agreement. Both parties shall settle fees and expenses according to the terms hereof, and properly handle the user’s complaints, liquidated damages, damages, refund and other matters (if any).

11.3	If the term of this agreement is not identical with the period for Party A to use Tencent Social Advertising Services, the term hereof will automatically cover the period for Party A to use Tencent Social Advertising Services. Unless both parties agree otherwise or re-enter into a similar agreement, this agreement shall remain effective while Party A uses Tencent Social Advertising Services.

11.4	If any provision hereof is decided void or unenforceable, such provision shall be severed from this agreement, and the remaining provisions shall continue to be effective.

11.5	This agreement is made in two counterparts, with each party holding one. This agreement shall become effective when both parties seal, and have legal binding force upon both parties.

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(Signature Page of Tencent Advertising Placement Contract for 2017)

Party A: OptAim (Beijing) Information Technology Co., Ltd.	Party B: Beijing Tencent Culture Media Co., Ltd.

(Signature/ seal)	(Signature/ seal)

/s/ seal OptAim (Beijing) Information Technology Co., Ltd.	/s/ seal Beijing Tencent Culture Media Co., Ltd.

Date: November 10, 2016	Date: November 10, 2016

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Bank Information of Service Providers

Type: ☐ New Account No.	☒ Changed Account No.

We hereby certify that the account information below is the information of our bank account for receiving payment with respect to cooperation with Tencent:

Name of bank account (payee):	OptAim (Beijing) Information Technology Co., Ltd.

Name of bank:	***

Account No.:	***

In case of change of account No., the original bank information to be revoked is as follows:

Original name of bank account:	OptAim (Beijing) Information Technology Co., Ltd.

Name of original bank:	***

Original account No.:	***

Seal of Service Provider (special financial seal):

Remarks:

1.	The name of Service Provider and name of bank account of the Service Provider must be consistent with those on the business license (or registration certificate).

2.	The information of account must be that of the account receiving payment.

3.	Please fill in the above information, print, and affix the special financial seal thereon.

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